                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                    RENAISSANCE ENTERTAINMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
                          Common Stock, $.03 par value
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
                            4,480,197 common shares
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
                          55,420,036 (4,480,197 X 12.37)
        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         PROXY STATEMENT

              RENAISSANCE ENTERTAINMENT CORPORATION
                  4440 Arapahoe Road, Suite 200
                     Boulder, Colorado 80303

   ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 26, 1996, 10:00AM
    4440 ARAPAHOE AVENUE, SUITE 200, BOULDER, COLORADO 80303

                             GENERAL

     The enclosed Proxy is solicited by the Board of Directors of Renaissance Entertainment Corporation (the "Company"). Such solicitation is being made by mail and may also be made by directors, officers and employees of the Company. Any Proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting thereof by so notifying the Company in writing at the above address, attention: Gloria Constantin, Secretary, or by appearing in person at the meeting. Shares represented by Proxies will be voted as specified in such Proxies. In the absence of specific instructions, Proxies received by the Board of Directors will be voted (to the extent they are entitled to be voted on such matters): (1) in favor of the nominees for directors named in this Proxy Statement; (2) for the ratification of the appointment of Schumacher & Associates, Inc. as the independent auditors of the Company; and (3) in the Proxies' discretion upon such other business as may properly come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy mate rial to beneficial owners of stock. This Proxy Statement and the Company's Annual Report for the fiscal year ended March 31, 1996 are being mailed to stockholders on or about October 28, 1996.

                            1997 ANNUAL MEETING

No definitive date for the 1997 Annual Meeting of Shareholders in 1997 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's By-laws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 1997 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than June 30, 1997.

                              OUTSTANDING STOCK

     Common Stock, $.03 par value ("Common Stock"), of which there were 4,480,197 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by the Company. Each holder of Common Stock will be entitled to cast one vote in person or by proxy for each share of Common Stock held for the election of directors and for all other matters voted on at the meeting. Only stockholders of record at the close of business on October 15, 1996, will be entitled to vote at the meeting.

     Information as to the name, address and stock holdings of each person known by the Company to be the beneficial owner of more than 5% of its Common Stock and as to name and the stock holdings of each director and nominee for election to the Board of Directors and by all officers, directors and nominees, as a group, as of October 15, 1996, is set forth below. Except as indicated below, the Company believes that each of such persons has the sole (or joint with spouse) voting and investment powers with respect to such shares.

         SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock, as of the date of this proxy statement, by: (i) each of the directors and executive officers of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) holders of 5% or more of the Company's Common Stock. Each person has sole voting and investment power with respect to the shares shown, except as noted.

NAME AND ADDRESS                   NUMBER OF SHARES
OF BENEFICIAL OWNER                BENEFICIALLY OWNED          PERCENT (1)
-------------------                ------------------          -----------

Charles S. Leavell                     699,687 (2)                15.6%
4440 Arapahoe Avenue, Suite 200
Boulder, Colorado 80303

The Living History Centre              253,668                     5.6%
P.O. Box 150329
San Rafael, California 94915

Barbara Hope                           214,000 (3)                 4.7%
186 Main Street
Westhampton Beach, NY 11978

Phyllis Patterson                      170,185                     3.8%
25 Anton Way
Novato, California 94947

Howard Hamburg                         110,207 (4)                 2.4%
407 Montford
Mill Valley, California 94941

Rob Geller                             113,333 (5)                 2.5%
1402 Kalmia
Boulder, Colorado 80304

Sanford L. Schwartz                      6,500 (6)                 0.1%
5353 Manhattan Circle, #201
Boulder, Colorado 80303

J. Stanley Gilbert                     100,000 (7)                 2.2%
4440 Arapahoe Avenue, Suite 200
Boulder, Colorado 80303

Kevin Patterson                         88,074 (8)                 2.0%
Postal Box B
Novato, California 94948

All Directors & Officers             1,755,654 (9)                37.8%
as a Group

------------------------

(1) Includes shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Proxy statement or within sixty (60) days of such date are treated as outstanding when determining the percent of class owned by such individual and when determining the percent owned by the group.

(2) Includes 510,000 shares of Common Stock held of record by Leavell Management Group, Inc., (LMG) a controlled corporation of Mr. Leavell who would be deemed to exercise the voting and investment power with respect to the securities held by LMG. 66,687 shares of Common Stock held of record by LMG are subject to an option granted in favor of Mr. Leavell, exercisable at a price of $1.875 per share. Mr. Leavell disclaims beneficial ownership of the securities held by LMG for purposes of Section 16 under the Exchange Act.

(3) Includes 107,000 shares owned by Donald C. Gaiti, Ms. Hope's spouse. Ms. Hope disclaims beneficial ownership of the securities held by Mr. Gaiti for purposes of Section 16 under the Exchange Act.

(4) Includes incentive stock options exercisable to purchase 27,133 shares of Common Stock at an exercise price of $3.06 per share issued under the 1993 ISOP and incentive stock options to purchase an additional 15,000 shares of Common Stock at an exercise price of $7.00 per share, issued under the 1993 ISOP.

(5) Includes non-qualified options to purchase 83,333 shares of Common Stock at an exercise price of $2.25 per share, issued under the 1993 ISOP and non-qualified options to purchase 30,000 shares of Common Stock at an exercise price of $7.00 per share.

(6) Includes 6,500 shares owned by Creative Business Strategies, Inc., a corporation of which Mr. Schwartz is an officer, director, and shareholder.

(7) Includes incentive stock options exercisable to purchase 8,333 shares of Common Stock at an exercise price of $2.25 per share issued under the 1993 ISOP and incentive stock options to purchase an additional 11,667 shares of Common Stock at an exercise price of $7.00 per share.. Also includes 50,000 shares of Common Stock, and 30,000 shares of Common Stock held of record by Rikki Kipple, Mr. Gilbert's spouse. Mr. Gilbert disclaims beneficial ownership of the securities held by Rikki Kipple for purposes of Section 16 under the Exchange Act.

(8) Includes incentive stock options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $7.00 per share issued under the 1993 ISOP.

(9) Includes incentive stock options held by Mr. Hamburg, Mr. Geller, Mr. Gilbert, and Mr. Patterson.

                              ELECTION OF DIRECTORS

   The Company's by-laws provide that the size of the Board of Directors shall be not less than five nor more than fifteen directors. The Board of Directors has nominated 5 persons for election as directors. Each of the following nominees has consented to be nominated to serve as a Director of the Corporation. The Proxies granted by the shareholders will be voted at the meeting for the election of the persons listed below as directors of the Company.

Name                            Age                    Position
---------------------------------------------------------------------------
Charles S. Leavell              54             Chairman of the Board

Sanford L. Schwartz             46             Director

Robert Geller                   43             Director

Gregg Adam Thaler               30             Nominee

Dean Petkanas                   30             Nominee

Gregg Adam Thaler and Dean Petkanas are not now directors of the Company; however, pursuant to the underwriting agreement with the Company dated January 27, 1995, the underwriter, Duke & Company, Inc., may, for a period of two years from the date of the agreement, nominate two designees to the Company's Board of Directors. Mr. Thaler and Mr. Petkanas are the designated nominees of the underwriter for this proxy. In the event that one or more of the above named persons shall unexpectedly become unavailable for election (the Company has no knowledge of any such unavailability), votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors, unless the Board determines to reduce its size appropriately.

   CHARLES S. LEAVELL began his service as Chief Executive Officer and Chairman of the Board of the Company in April 1993 upon consummation of the Company's acquisition of Ellora Corporation, which owned and operated the Bristol Renaissance Faire until said Corporation was merged into the Company in March 1996. Mr. Leavell resigned effective April 1994 as the Company's Chief Executive Officer to concentrate on other business opportunities but retained his role as Chairman of the Company's Board of Directors. In June 1996, Mr. Leavell resumed his role as Chief Executive Officer of the Company. From 1988 to present, Mr. Leavell has been President and Chairman of the Board of Leavell Management Group, Inc., and of Ellora Corporation, until its merger into Renaissance Entertainment Corporation. He has acquired, developed, and managed numerous ventures, including the Bristol Renaissance Faire, the 4UR Guest Ranch in Creede, Colorado, a 3000 acre luxury ranch, and South Meadow, an exclusive 96 unit single family development in Boulder, Colorado. From 1982 to 1987, Mr. Leavell was Vice Chairman and Director of Colorado Venture Capital Corporation, a $5 million venture capital firm which financed high technology start-up companies in Colorado and California. Mr. Leavell also worked with Columbia Pictures in Los Angeles, California, where he was producer of the feature film, "The Quick and the Dead," about Grand Prix automobile racing, and was the executive producer of another film, "Evil Ways," about street gangs in East Los Angeles. Mr. Leavell also produced a rock musical for the stage, "Goosebumps." Mr. Leavell's current board affiliations include The Leavell Company and CK Properties, L.C., both of which are real estate development and management corporations in El Paso, Texas. Mr. Leavell was also formerly affiliated with the Board of the Denver International Film Festival. Mr. Leavell is a graduate of Stanford University.

   SANFORD L. SCHWARTZ has been a Director of the Company since April 1993. In addition, Mr. Schwartz has been a founder, senior executive or director of nine (9) publicly traded companies over the last nineteen years. From 1992 to present, Mr. Schwartz has been the Chairman of Creative Business Strategies, Inc. (CBSI). Prior to starting CBSI, Mr. Schwartz was Chief Executive Officer (1989-1991) of Healthwatch, Inc., a publicly traded biotechnology company and medical equipment manufacturer. Mr. Schwartz is listed in WHO'S WHO OF LEADING AMERICAN EXECUTIVES, and currently serves on the Board of Directors of Healthwatch, Inc., CapSource Funding Corporation, and Renaissance Entertainment Corporation. Mr. Schwartz is a graduate of Hofstra University.

   ROBERT GELLER has been a Director of the Company since April 1994. Mr. Geller presently serves as the President of the Growth Strategies Group, a consulting firm specializing in executive/board services for emerging growth companies. From April 1990 to July 1991, he was Executive Vice President for Healthwatch, Inc., a publicly traded medical equipment manufacturer. From September 1986 to June 1991, Mr. Geller served as President of Hemcure, Inc., a medical services company. From 1981 through 1985, Mr. Geller held the positions of Corporate Controller and Director of Corporate Planning for Miniscribe Corporation, a manufacturer of rigid disk drives for small computers. Mr. Geller is currently a director of Armanino Foods of Distinction, Inc., a publicly held corporation, and Integral Peripherals, Inc., Requisite, Inc. and Chernow Communications, Inc., all privately held corporations. In addition, Mr. Geller is Chief Financial Officer and a Director of Online System Services, Inc., a publicly held corporation. Mr. Geller graduated from the University of Colorado Business School, summa cum laude, with a degree in finance and organizational behavior in 1976.

   GREGG THALER has been president of Duke & Company, Inc., a New York investment banking firm since 1993. He was formerly a sales manager for Corporate Securities of Los Angeles, California, and HJ Meyers & Company, also of Los Angeles. From 1989 to 1992, Mr. Thaler was a broker and analyst with Stratton Oakmont of Lake Success, New York. Mr. Thaler graduated with honors from the University of Michigan in 1987, and holds Series 63, 7 and 24 certifications.

   DEAN PETKANAS is President of Briarwood Investment Counsel, a broker/dealer registered with the National Association of Securities Dealers. Mr. Petkanas is also President of a consulting firm, The Eagle Group, a firm specializing in corporate finance for small and mid-size emerging growth companies. From 1992 to 1994, Mr. Petkanas was Director of Corporate Finance for Kensington Wells, Inc. of New York. From 1989 to 1992, he was a Vice President of Corporate Finance and Assistant Director of Research, and worked closely with the Director of Corporate Finance on eight public offerings. Mr. Petkanas attended the John Jay College of Criminal Justice from 1981 to 1984. He has studied at New York University and Adelphi University (New York), and is currently pursuing studies at the Practicing Law Institute in New York City. Mr. Petkanas holds licenses in Series 63, 7, 24, and 4.

   Each Director will be elected to serve until the next Annual Meeting of Shareholders in 1997 or until a successor is duly elected and qualified.

   There were no family relationships among Directors or persons nominated or chosen by the Company to become a Director, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected.

   During the 1996 fiscal year, five (5) meetings of the Board of Directors were held, including regularly scheduled and special meetings. All meetings were attended by one hundred percent (100%) of the Board members. Outside Directors were reimbursed their expenses associated with attendance at such meetings or otherwise incurred in connection with the discharge of their duties as a Director.

    During fiscal 1996, the Company had standing Audit and Compensation Committees of the Board of Directors, but did not have a standing Nominating Committee. The members of the Audit Committee were Robert Geller and Sanford
L. Schwartz. No member of the Audit Committee receives any additional compensation for his services as a member of that Committee. During fiscal 1996, the Audit Committee held two (2) meetings which were attended by all of its members. The Audit Committee is responsible for providing assurances that the financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plans and long-term commitments. To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent public accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquiries about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, reviews with Management the Management's Discussion and Analysis section of the Annual Report, reviews the Letter of Management Representations given to the independent public accountants, meets privately with the independent public accountants to discuss all pertinent matters, and reports regularly to the Board of Directors regarding its activities.

    During fiscal 1996, the Compensation Committee consisted of Charles S. Leavell, Sanford L. Schwartz and Robert Geller. No member of the Compensation Committee receives any additional compensation for his services as a member of that Committee. During fiscal 1996, the Compensation Committee held four (4) formal meetings which were attended by all of its members. The Compensation Committee is responsible for reviewing pertinent data and making recommendations with respect to compensation standards for the Company's executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of Management Incentive Compensation Plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of Incentive Stock Options to key employees under the Company's Incentive Stock Option Plan, and reporting regularly to the Board of Directors with respect to its recommendations.

    Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

LEGAL PROCEEDINGS

    From time to time, the company is a party to legal proceedings arising out of the ordinary course of business. The Company is not a party to any material litigation; however, two former employees are alleging wrongful termination. The Company is not aware of any governmental authority currently contemplating the initiation of an action or proceeding against the Company.

KEY EMPLOYEES

    HOWARD HAMBURG, Vice President, was a Director and Chief Operations Officer of the Company from 1994 to 1996. From 1989 to March 31, Mr. Hamburg served as Treasurer and Planning Director of the Living History Centre, Inc. (LHC), a California non-profit public benefit corporation and producer of the California Renaissance Pleasure Faires. In addition to his work with LHC, Mr. Hamburg served, from 1990 to 1993 as Vice President of the Patent Protection Institute, Inc., an intellectual property licensing and royalty recovery corporation. He also provided services as a business consultant to WBX Corporation, an intellectual property royalty recovery project. From 1985 to 1990, Mr. Hamburg served as General Manager of P 3 Satellite Network, an International Television Conferencing Network. Mr. Hamburg graduated from New York City Community College in 1957 with an AA in engineering. In 1969 he received a Bachelor of Arts degree in Social Science from California State University, Sonoma.

    J. STANLEY GILBERT, Chief Operations Officer, has managed the Bristol Renaissance Faire since 1988. Prior to that he worked in the commercial banking field in senior management. Prior to that, he was senior Vice President of Cinema America, a film and video production company. Mr. Gilbert is the President of Just in Jest, Inc., an art company featuring Renaissance and fantasy handmade sculptures. These works have been displayed in galleries and museums, including the Delaware Museum of fine Art. Mr. Gilbert has served as a board member of the Kenosha Area Convention and Business Bureau. He graduated from Cowley County College with a degree in Business Administration.

    KEVIN PATTERSON, General Manager of Renaissance Pleasure Faires, Inc.
(RPFI) since April 1994. (RPFI is a former subsidiary of Renaissance Entertainment Corporation which merged into Renaissance effective March 1996.) Mr. Patterson has 19 years experience in the administration and production of Renaissance Faires. From 1994 to 1994, he served as Vice President and Assistant General Manager of the Living History Centre, a non-profit public benefit corporation which previously produced the California Renaissance Pleasure Faires. Mr. Patterson served as Production Manager of Living History Centre in 1992, as Community Outreach Director from 1989 to 1992, and in other positions with the organization continuously since 1977. Mr. Patterson holds a B.A. degree in Economics from Moorpark College and attended the B.S.M. program at Pepperdine University.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information for the Company's fiscal years ended March 31, 1994, 1995 and 1996 regarding compensation earned by or awarded to the Company's chief executive officer, Miles Silverman, (who resigned as CEO effective June 20, 1996, and was replaced by Charles S. Leavell,) and the two other executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                                    TABLE I

                          SUMMARY COMPENSATION TABLE


                                                            LONG TERM COMPENSATION
                                                       ---------------------------------
                           ANNUAL COMPENSATION                 AWARDS         PAYOUTS
                        ----------------------------------------------------------------
                                              OTHER                                         ALL
                                             ANNUAL    RESTRICTED                          OTHER
NAME AND                                     COMPEN-     STOCK                  LTIP      COMPEN-
PRINCIPAL               SALARY      BONUS    SATION     AWARD(S)    OPTIONS/   PAYOUTS    SATION
POSITION      YEAR        ($)        ($)     ($)(1)       ($)         SARS       ($)        ($)
-------------------------------------------------------------------------------------------------
Miles
Silverman,
 CEO
 President    1996     $131,442      -0-       -0-        -0-         -0-        -0-        -0-
              1995      $80,000    $28,894     -0-        -0-       80,000       -0-        -0-
              1994      $72,000    $ 9,500     -0-        -0-       33,333       -0-        -0-

Phyllis
Patterson,
 President
 RPFI;        1996      $65,992      -0-    $42,840 (2)
 Consultant
              1995      $98,676     $2,532     -0-        -0-         -0-        -0-        -0-
              1994        -0-        -0-       -0-        -0-         -0-        -0-        -0-

Howard
Hamburg,
 Vice         1996     $114,391      -0-       -0-        -0-         -0-        -0-        -0-
 President


(1) All executive officers of the Company participate in the Company's group health insurance plan. However, no Named Executive Officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective years.

(2) Compensation received as consultant after resignation as President of RPFI.


OPTIONS GRANTED DURING FISCAL 1996

   During the Company's fiscal year ended March 31, 1996, no options were granted to Named Executive Officers.

AGGREGATED OPTION EXERCISES DURING FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to the number and value of options held by the Named Executive Officers as of March 31, 1996. The Company does not have any outstanding stock appreciation rights.

                                                      VALUE OF NUMBER    UNEXERCISED
                                                      OF UNEXERCISED     IN-THE-MONEY
                                                      OPTIONS/SARS AT    OPTION/SARS
                                                         FY-END (#)     AT FY-END ($)(1)
                   SHARES ACQUIRED   VALUE REALIZED    EXERCISABLE/      EXERCISABLE/
NAME               ON EXERCISE(#)        ($)           UNEXERCISABLE     UNEXERCISABLE
----               ---------------   --------------   --------------    --------------
Miles  Silverman        -0-              $-0-          98,333/15,000    $898,746/$86,250
Phyllis Patterson       -0-              $-0-                    0/0           $-0-/$-0-
Howard  Hamburg         -0-              $-0-          31,022/26,111   $241,397/$193,916

(1) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

STOCK INCENTIVE PLAN

     On April 21, 1993, the Board of Directors and the shareholders of the Company adopted the Renaissance Entertainment Corporation 1993 Stock Incentive Plan (the "ISOP"). Pursuant to the ISOP, as amended, the Company's Board of Directors is authorized to issue options for the purchase of up to 710,000 shares of the Company's Common Stock to key employees of the Company. Options granted under the ISOP are incentive stock options within the meaning of
Section 422A of the Internal Revenue Code. They are exercisable at prices which were equal to at least 100% of the fair market value of the Company's Common Stock on the date of grant, or in the case of an optionee who beneficially owns stock representing more than 10% of the total combined voting power of the Company, the exercise price of the option is not less than 110% of the market price of the shares on the date of grant. Only key management and employees of the Company are eligible to participate in the ISOP.

     The ISOP is administered by the Company's Compensation Committee, a committee consisting of not less than two members of the Board of Directors (the "Committee"), which determines eligible employees, the time and number of options to be granted, and the periods for which such options may be granted. There are limitations on the number of options which may be granted and the aggregate fair market value of the stock in any given year. All options granted under the ISOP may be made subject to vesting by the Committee in its discretion.

     As of September 30, 1996, incentive stock options to purchase 441,299 shares of Common Stock were outstanding and unexercised, having exercise prices from $2.25 to $7.00 per share.

DIRECTOR COMPENSATION

     During the fiscal year ended March 31, 1996, outside Directors, other than Mr. Geller and Mr. Leavell, received no cash compensation for their services as such; however, they were reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company. Directors who are also executive officers of the Company receive no additional compensation for their services as Directors.


                             CERTAIN TRANSACTIONS

LEAVELL CONSULTATION AGREEMENT

     Charles S. Leavell began a service as Chief Executive Officer and
Chairman of the Board of the Company in April, 1993. Effective April 1, 1995, Mr. Leavell resigned as the Company's Chief Executive Officer to concentrate on other business opportunities. In conjunction with Mr. Leavell's resignation as Chief Executive Officer, the Company entered into a Consultation Agreement with Mr. Leavell pursuant to which Mr. Leavell will continue to consult with the Company's executive committee on matters related to the Company's existing plans for expansion and proposed faire acquisitions. In consideration of these services, the Company has agreed to pay Mr. Leavell a fee of $4,000 per month through March 31, 1996. Thereafter, as services were performed on a project-by-project basis upon terms and conditions agreeable to both parties at the time. Effective June 20, 1996, Mr. Leavell once again was elected Chief Executive Officer of the Company and the consultation agreement was terminated.

GELLER AGREEMENT

     Effective September 19, 1996, Robert Geller entered into an agreement for a period of eighteen months with the Company whereby in connection with his services rendered as a consultant, the Company has agreed to pay him $75 per hour. In fiscal 1996, Mr. Geller received, subject to the prior approval of the Company, $30,137 under a previous agreement.

CBSI CONSULTATION AGREEMENT

     Sanford L. Schwartz was elected to serve as a member of the Company's Board of Directors in April, 1993. Mr. Schwartz is President, Director and a principal stockholder of Creative Business Strategies, Inc. Effective
January 1, 1994, CBSI entered into a consultation agreement with the Company in connection with the Company's acquisition of Western Renaissance Fair Presentation, Inc., a California corporation ("Western") and the assets of the Living History Centre, a California non-profit, public benefit corporation. As a result of its services to the Company in connection with the Western and LHC acquisitions, the Company



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issued to CBSI a total of 38,844 shares of the Company's Common Stock, and issued to CBSI warrants exercisable to purchase an additional 133,333 shares of the Company's Common Stock at an exercise price of $1.875 per share.
These warrants have all been exercised. In connection with the acquisition of Creative Faires, Ltd., the Company issued an additional 10,675 shares of Common Stock to CBSI.

     Further, the Company has entered into a second Consultation Agreement with CBSI pursuant to which it performs financial and public relations services for a term expiring December 31, 1996. In consideration of those services, the Company has agreed to pay CBSI a fee of $4,500 per month and $200 per hour for services rendered in excess of 20 days per month.

CREATIVE FAIRES, LTD. AGREEMENT

     On February 5, 1996, the Company, its newly-created and wholly-owned subsidiary Cfaires Acquisition Corp., Creative Faires, Ltd., and Barbara Hope and Donald C. Gaiti, the sole shareholders of Creative Faires, Ltd., entered into an Agreement and Plan of Merger pursuant to which Cfaires Acquisition Corp. was merged with and into Creative Faires, Ltd. In connection with the merger, Ms. Hope and Mr. Gaiti received 270,000 shares of the Company's Common Stock, $.03 par value, and the Company became the sole shareholder of Creative Faires, Ltd. The Company also agreed to employ Mr. Gaiti for a two year period as the President of Creative Faires, Ltd. and to employ Ms. Hope for the same period of time as a Vice President of Creative Faires, Ltd. In addition, the Company agreed to use its best efforts expand its board of directors to six members and to elect Ms. Hope to that board. She was so elected effective February 5, 1996.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are also required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended March 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except that due to administrative oversight, Gloria Constantin and Barbara Hope each filed one late Form 4, Charles S. Leavell, J. Stanley Gilbert and Sanford L. Schwartz each filed two late Form 4s, and Carl Jablonski and Edward C. Pritchard, former officers of the Company, each filed one late Form 3.



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                      SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Schumacher & Associates, Inc. as independent auditors of the Company for the fiscal year ended December 31, 1996*, it being intended that such appointment would be presented for ratification by the holders of Common Stock. This firm audited the financial statements of the Company for the fiscal year ended March 31, 1996, and for prior years. Schumacher & Associates will not have representatives at the meeting, and as a result will not have an opportunity to make a statement if they so desire or respond to appropriate questions.

     In the event the shareholders do not ratify the appointment of Schumacher & Associates, the selection of other independent auditors will be considered by the Board of Directors. The Board of Directors recommends that the shareholders vote for ratification of the appointment of Schumacher & Associates.

     * ON JUNE 21, 1996, THE BOARD OF DIRECTORS VOTED TO CHANGE THE COMPANY'S FISCAL YEAR FROM THAT USED IN ITS MOST RECENT FILING WITH THE COMMISSION, MARCH 31, TO DECEMBER 31. A REPORT COVERING THE TRANSITION PERIOD, MARCH 31, 1996 THROUGH DECEMBER 31, 1996 WILL BE FILED ON FORM 10-KSB.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring before the meeting any business other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

     Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.

Dated: October 28, 1996                BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/
                                       Charles S. Leavell
                                       Chief Executive Officer





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